UNITED STATES
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Yahoo! Inc.

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To: all-worldwide@yahoo-inc.com
From: jerry
Subject: proxy contest update
yahoos,
over the last few weeks, i’m sure you’ve read a lot about a potential proxy contest leading up to our august 1, 2008 annual meeting of stockholders. the proxy contest has now begun.
so what is a proxy contest?
a proxy contest happens when one or more stockholders proposes nominees for the board of directors other than the nominees proposed by the company. and as you know, carl icahn has also announced his intention to nominate an alternate slate of directors for election to our board.
in a proxy contest, it is typical for a variety of positive and negative statements to be made about a company’s board and management. we expect these kinds of statements about yahoo! to intensify in the weeks ahead. we intend to respond to statements that we believe are unfair or misleading, and we did so with the press releases we issued this week (see links below).
what should you expect in the coming weeks?
we have already filed our proxy statement with the SEC, which includes the board’s nominees for election as directors and the other matters to be voted on at the annual meeting. next, we’ll mail our proxy statement to all stockholders as soon as it’s cleared by the SEC . in our proxy statement, our board unanimously recommends that all stockholders vote for all of yahoo!’s board of director nominees.
we believe the yahoo! board has the independence, knowledge and commitment to navigate the company through the rapidly changing internet environment and to deliver value for yahoo! and its stockholders. as we’ve said repeatedly, the entire yahoo! board is fully committed to doing what is in our stockholders’ best interests.
as yahoos, it’s more important than ever that we put aside the rhetoric and continue to focus on strategic objectives and our efforts to maximize stockholder value. i want to thank all of you for your continued hard work and dedication through this distracting time. you are our most valued asset.
please remember that there are certain requirements that apply to communications during a proxy contest, but we’ll do our best to keep you as informed as possible.
jerry
links:
yahoo! press release issued on wednesday, june 4, 2008 (http://files.shareholder.com/downloads/YHOO/273278205x0x203207/c91d6159-c784-43b7-9dbe-574ee6f76274/YHOO_News_2008_6_4_General.pdf)
yahoo! press release issued on friday, june 6, 2008 (http://files.shareholder.com/downloads/YHOO/273278205x0x203924/d662826d-d134-4ac2-bab5-e640e9511bd8/YHOO_News_2008_6_6_General.pdf)
Important Additional Information
Yahoo will be filing a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders. Stockholders are strongly advised to read Yahoo’s 2008 definitive proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain copies of Yahoo’s 2008 definitive proxy statement and other documents filed by Yahoo with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of Yahoo’s website at yhoo.client.shareholder.com. Yahoo!, its directors, and certain of its officers may be deemed participants in the solicitation of proxies from stockholders in connection with Yahoo’s 2008 annual meeting of stockholders. Information concerning Yahoo’s directors and officers is available in its preliminary proxy statement filed with the SEC on June 3, 2008.